Exhibit 23.2

                      Consent of PricewaterhouseCoopers LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 1999, except as to the third and fourth sentences of the first paragraph of Note 3 to which the date is March 31, 1999, relating to the financial statements, which are incorporated by reference in V-ONE Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                         /s/ PricewaterhouseCoopers LLP


McLean, Virginia
August 13, 2001